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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 6, 2005

                       CONSOLIDATED ENERGY, INC.
        (Exact name of registrant as specified in its charter)

             Wyoming                       3630                 86-0852222
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)     Classification Code No.)       Id No.)

                           76 George Road
                     Betsy Layne, Kentucky                 41605
                (Address of principal executive offices) (zip code)

                          (859) 488-0070
          (Registrant's telephone number, including area code)

                            Copies to:
                       John C. Thompson, Esq.
                     1371 East 2100 South #202
                     Salt Lake City, Utah 84105
                       Phone: (801) 363-4854
                        Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on September 23, 2005, Consolidated Energy, Inc. (the "Company") executed a promissory note (the "Bridge Note") payable to Cordillera Fund L.P. ("Cordillera") for an aggregate principal amount of up to $1,500,000. In connection with the Bridge Note, the Company entered into a Consent and Waiver with the holders of certain 6% senior secured convertible promissory notes (the "6% Notes") executed on February 24, 2005 (the "6% Note Holders"), whereby the 6% Note Holders consented to the Bridge Note transactions and waived, until resolution of the Bridge Note transactions, the application of any of the provisions of the 6% Notes and related transaction documents. In addition, the 6% Note Holders entered into a Bridge Forbearance with the Company whereby the 6% Note Holders agreed to forebear from exercising any of their rights or remedies under the 6% Note and the related securities purchase agreement, security agreement and any other related transaction documents for a period of ten business days.

On October 6, 2005, the Company signed an extension to the above Bridge Forbearance until the earliest to occur of the following: (i) November 18, 2005, (ii) the expiration and termination of the Bridge Note, or (iii) the completion by the Company of a new financing.



ITEM 8.01 OTHER EVENTS

The Company has experienced unanticipated delays and considerable additional expenses in connection with its mine development activities. The agreements described in Item 1.01 above were necessary due to a series of events as described below.

The Company received $7 million in funding in late February 2005. The initial funds were used to secure equipment, fund payroll and accounts payable, and to implement plans to develop the Pond Creek coal seam and to build a coal washing facility. An additional $6.75 million was raised in June 2005, to further the development of the coal seam and the building of the wash plant.

The Pond Creek mine development which began in late February 2005, involved a
ventilation development plan and a slope development plan.   The ventilation
development plan called for increasing the height of the existing Alma mine intake and return air entries along with the connecting corridors. The planned increase was from approximately 40 feet in height to approximately 108 feet in height. This increase in height was scheduled for 1100 feet in both corridors and the connecting corridors. Management initially estimated that the overall plan would require 90 days to complete.

However, in late April 2005, the ventilation development crew, while conducting the ventilation plan, encountered a geological fault after completing approximately 1000 feet of both the fresh and return air corridors. The condition threatened the ongoing useful life of the Alma mine. Management decided in early May 2005 that it was imperative that the Company mitigate the negative affects of the geological fault in order to secure the coal reserves contained in the Alma coal seam. The corrective action began in early May and required three months and approximately $3.5 million to address.

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As a result of the ventilation development changes, management redesigned the actual slope portion of the project to allow the slopes to be relocated approximately 100 feet away from the geological fault. The slope construction portion of the project was re-engaged and as of October 5, 2005, each of the three slopes had advanced over 200 of the scheduled 600 feet.


In the third week of July 2005, a more detailed review of the existing Alma seam was conducted by the Mine Safety and Health Administration. As a result of the review, it was strongly recommended that the Company re-secure approximately 9,600 feet of roof in a portion of the mine that had been mined by a previous mine owner/operator. Management immediately directed a full time crew with the appropriate equipment to address the concerns offered by the regulatory agency. This project is still ongoing and is expected to be completed by the end of October at an estimated cost of approximately $2 million.

The wash plant construction project was initiated in mid March 2005. The initial plan provided for a certain location and equipment type. However, during the rework of the Pond Creek project, management was able to negotiate to have a significant amount of Alma coal washed by third parties. Management sought to have this product washed in order to verify the laboratory reports obtained earlier. Information obtained during this process indicated that the Company could potentially realize greater profits from the washed coal if some adjustments were made to the initial wash plant plans. In early June 2005, management determined to change the design, final location, and overall size of the proposed wash plant to accommodate this new information. As a result of these changes, the overall budgeted cost of the wash plant was increased by approximately 12.5% (from $4 million to $4.5 million) and completion has been delayed by approximately six months.

The events described above have caused delays and increased development costs significantly. As a result, management has been seeking additional financing in order to (1) sustain operations and (2) complete mine development and construction of the coal washing plant.

In addition to the increased costs, the delay in full scale production has caused the Company to miss its delivery deadlines for supplying coal pursuant to the two contracts it has signed with American Electric Power ("AEP"). The first contract called for delivery of 40,000 tons of coal per month to Kentucky Power Company beginning in March 2005 through February 2006. At this time, AEP has verbally agreed to postpone the delivery requirement until the end of December 2005 and extend the delivery obligation at the end of the contract. The second contract called for delivery of 60,000 tons per month beginning in July 2005 through December 2005 and 50,000 tons per month from January 2006 through June 2006 to Ohio Valley Electric Corporation's Kyger Creek Plant in Cheshire, Ohio ("Kyger Creek"). On this second contract, the Company has arranged for an unrelated third party, New River Energy, LLC ("New River") to supply and deliver up to 40,000 tons of coal per month as an alternative supplier through December 2005. The supply agreement with New River is oral. For this alternative supply, the Company has agreed to pay New River up to $2 per ton of delivered coal, payable in stock or cash at the Company's option. New River began supplying coal pursuant to this oral agreement to Kyger Creek in July 2005 and has shipped approximately 66,471 tons through mid-October 2005.

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AEP representatives have given the Company verbal assurances that AEP is not intending to try to invoke contractual penalties for the production and delivery delays. At this time AEP has represented that it is willing to wait for the Company to solve its mining problems and suggested that any tonnage shortfalls may be added to the end of the existing contracts.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits.

Exhibit No.  Description
-----------  -----------
   10.1 Securities Purchase Agreement (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange
   Commission on February 24, 2005)
   10.2 Registration Rights Agreement (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange
   Commission on February 24, 2005)
   10.3 Form of 6% Note (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 24, 2005)
   10.4 Security Agreement (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on February 24, 2005)
   10.5 Promissory Note dated September 23, 2005 issued to Cordillera Fund L.P. (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 29, 2005)
   10.6 Consent and Waiver dated September 23, 2005 (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 29, 2005)
   10.7 Bridge Forbearance dated September 23, 2005 (Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 29, 2005)
   10.71 Additional Financing Forbearance Agreement entered into as of October 6, 2005 (this filing)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED ENERGY, INC.

Dated: October 13, 2005
By: /s/David Guthrie
Name: David Guthrie
Title: Chief Executive Officer